UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CYTORI THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTORI THERAPEUTICS, INC.
3020 CALLAN ROAD
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 5, 2010

Dear Cytori Therapeutics, Inc. Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of the stockholders of Cytori Therapeutics, Inc.  The Annual Meeting will be held in the United States, at the Company’s headquarters located at 3020 Callan Road, San Diego, California 92121 on August 5, 2010, commencing at 9:00 a.m., San Diego local time.

The meeting will be webcast live for those who are unable to attend in person.  To access the webcast of the meeting please visit our website at www.cytoritx.com and follow the link in our Investor Relations section.  To place your vote over the Internet, please see the instructions on the accompanying proxy card.

At the meeting, you will be asked to elect our Board of Directors and to ratify our Audit Committee’s selection of the independent registered public accounting firm.  The Board of Directors recommends that you vote “FOR” these proposals.  In addition, we will address any other business properly brought before the meeting.

We have attached a Proxy Statement that contains more information about these items and the meeting.  Stockholders that own stock at the close of business on June 7, 2010, can vote at the meeting.  A list of our stockholders entitled to vote will be available for inspection by any stockholder at our offices in San Diego, during normal business hours for ten business days prior to the meeting. This list will also be available during the meeting.

As permitted by rules adopted by the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. We will send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone.  The notice also provides information on how stockholders may request paper copies of our proxy materials.  For those stockholders who elect to receive their proxy materials in the mail, please review the Proxy Statement and Annual Report and vote using the enclosed proxy card.

We hope that you will find it convenient to attend the meeting in person.  Whether or not you expect to attend, please vote electronically over the Internet or by telephone, or if you receive a proxy card in the mail, by mailing the completed proxy card to the Company to ensure your representation at the meeting and the presence of a quorum.  If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.  If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

San Diego, California, USA
July 2, 2010

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA  92121
(858) 458-0900

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of stockholders to be held on August 5, 2010, and at any postponement of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting. Our annual report for the year ended December 31, 2009 accompanies this Proxy Statement.

We have fixed the close of business on June 7, 2010 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.  Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting.  On April 15, 2010, there were 44,799,580 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1.           What is a Proxy Statement and why has this Proxy Statement been provided to me?

A Proxy Statement is a document that the U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting.  Among other things, a Proxy Statement describes those proposals and provides information about us.  Our Board of Directors is soliciting the accompanying proxy to be used at the Annual Meeting and at any postponement of the Annual Meeting.  The Annual Meeting will be held at our headquarters located at 3020 Callan Road, San Diego, California 92121.  We will use the proxies received in connection with proposals to:

•               Elect directors;

•	Ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year; and

•	Transact any other business that is proposed in accordance with our by-laws before the Annual Meeting is finally adjourned.

2.           Why did I receive a notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

We are now providing access to our proxy materials over the Internet.  On or about July 2, 2010, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice explains how you may access the proxy materials on the Internet and how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.

3.           What is a proxy?

A proxy is your legal designation of another person to vote the stock you own.  That other person is called a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, such as the one accompanying this Proxy Statement.  Our Chief Executive Officer and Member of the Board of Directors, Christopher J. Calhoun, and our President and Member of the Board of Directors, Marc H. Hedrick, M.D., have each been designated as the proxy holders for the Annual Meeting.

4.           What is the difference between a stockholder of record and a beneficial owner who holds stock in street name?

The vast majority of our stockholders are represented on our share register in the name of a bank, broker or other third party institution and not in their own name. These stockholders are referred to as beneficial owners who hold their shares in street name. (In this situation, the banks, brokers, etc. are the stockholders of record.)  If you have elected to hold your shares in certificate form, your name will appear directly on our register as a stockholder of record.

5.           What different methods can I use to vote?

If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will be sending you a Notice of Internet Availability which contains instructions on how to access the website to vote your shares. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically will be counted in the quorum and voted.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, August 04, 2010.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

6.           What is the record date and what does it mean?

The record date for the 2010 Annual Meeting is June 7, 2010. The record date is established by our Board of Directors as required by Delaware General Corporation law.  Owners of our common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any postponements of the meeting.

7.           How can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the meeting.  You can revoke a proxy by giving written notice or revocation to our corporate secretary, following the Internet voting instructions, delivering a later dated proxy, or voting in person at the meeting.  However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked.

8.           What are my voting choices when voting for director nominees and what vote is needed to elect directors?

In voting on the election of director nominees to serve until the 2010 Annual Meeting, stockholders may vote in favor of each nominee, or may withhold votes as to each nominee. In addition, if any other candidates are properly nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates.  Directors will be elected by a plurality. Stockholders are not entitled to cumulative voting rights with respect to the election of directors.

The Board recommends a vote “FOR” each of the director nominees identified in this proxy statement.

9.           What are my voting choices when voting to ratify the selection of our independent registered public accounting firm?

In voting on the ratification of the selection of our independent registered public accounting firm, stockholders may vote in favor of the selection or against the selection, or may abstain from voting on the selection. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The Board recommends a vote “FOR” ratification.

10.           How will a proxy get voted?

If you properly fill in and return the accompanying proxy card, the designated proxy holders (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of each listed nominee for director; and

•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2010 fiscal year.

11.           How are abstentions and broker non-votes counted?

Abstentions will count toward establishing a quorum.    An abstention occurs when a stockholder withholds his or her vote by checking the “abstain” box on the proxy card or (if present and voting at the meeting) a ballot. Broker non-votes will not count towards establishing a quorum.  A broker non-vote occurs when a broker, bank, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.   Abstentions and broker non-votes have no effect on the determination of whether a nominee or the proposal has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting.  Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters.  Routine matters include ratification of independent public accountants.  Non-routine matters include the election of directors.

12.           Who pays for the solicitation of proxies?

We pay the entire cost of the solicitation of proxies.  This includes preparation, assembly, printing, and mailing of the Notice of Internet Availability, this Proxy Statement and any other information we send to stockholders.  We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;

•	Our directors, officers, or other regular employees may contact you personally; or

•	We may hire agents for the sole purpose of contacting you regarding your proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services.  We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.  We anticipate that banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

13.           What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present.  A quorum exists when at least 33 ⅓ % of the holders of shares of common stock issued, outstanding and entitled to vote are represented at the meeting.  Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

14.           How will voting on "any other business" be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.

PROPOSAL #1.  ELECTION OF DIRECTORS

The Board of Directors, upon recommendation of our Governance and Nominating Committee, has nominated the following persons listed below for election as directors.  The names of the seven nominees for election as directors are set forth below (the ages shown are as of August 5, 2010).  Each of the nominees is currently serving as a member of our Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting or until their respective successors are duly elected.  All of the nominees listed below are expected to serve as directors if they are elected.  If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors.  If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board of Directors.

For more information on nomination of directors, see “Director Nominations” below in the section entitled “Corporate Governance.”

The Board of Directors recommends a vote “FOR” the nominees named below:

Nominees and Business Experience

Name	Age	Position
Ronald D. Henriksen	71	Chairman of the Board of Directors
Christopher J. Calhoun	44	Chief Executive Officer and Director
Marc H. Hedrick, MD	47	President and Director
Richard J. Hawkins	61	Director
Paul W. Hawran	58	Director
E. Carmack Holmes, MD	72	Director
David M. Rickey	54	Director

Ronald D. Henriksen joined us as a Director in October 2002 and was appointed Chairman of the Board in April 2007.  Mr. Henriksen was previously a board member of our predecessor, StemSource, Inc., and has more than 40 years of experience in healthcare, pharmaceutical, biotechnology and consulting and venture capital industries.  Mr. Henriksen has served as Chief Executive Officer of Twilight Ventures, LLC since 2001, and in 2002, he founded EndGenitor Technologies, Inc., an adult stem cell company, where he has served as  President and CEO since 2002.  In 2007, Mr. Henriksen retired from the Board of Directors of QLT, Inc. Canada’s largest biopharmaceutical company, after ten years of service as a director.    For 23 years, Mr. Henriksen was employed by Eli Lilly & Company and served in a variety of marketing, financial and international management positions.  In 1987, Mr. Henriksen became Eli Lilly & Company’s first Director of Corporate Business Development and served in that position until 1993.  Mr. Henriksen was President/CEO of Khepri Pharmaceuticals, a biotechnology company, from 1993 to 1995, and from 1996 to 1998 was CEO of Itasca Ventures, LLC.  From 1998 until 2002 Mr. Henriksen was President of the Advanced Research & Technology Institute of Indiana University. Mr. Henriksen also served on the Board of Directors of StemSource, Inc., which was acquired by the Company in 2002. He received his B.S. in Industrial Administration from Iowa State University in 1961 and an M.B.A. from Harvard Business School in 1967. Mr. Henriksen also served as an officer in the U.S. Navy from 1961 to 1965.  Mr. Henriksen’s qualifications to sit on our Board of Directors include his more than 40 years of experience in healthcare, pharmaceutical, biotechnology and consulting and venture capital industries, and his service as a director on both private and public company boards and committees.

Christopher J. Calhoun is a co-founder of the Company and has served as Chief Executive Officer and Director since 1997.   Mr. Calhoun also served as our President from April 2002 to May 2005 and from 1996 to 1998. He is a co-inventor on multiple U.S. and international patents for medical devices and implant instrumentation, and was involved in research and management for the Plastic Surgery Bone Histology and Histometry Laboratory at the University of California, San Diego.  Mr. Calhoun is a co-founder and Chairman of the Board of Leonardo MD, and previously served on the Board of Directors of StemSource, Inc. which was acquired by the Company in 2002. Mr. Calhoun earned a B.A. from the University of California, San Diego and an M.B.A from the University of Phoenix.  Mr. Calhoun’s qualifications to sit on our Board of Directors include his knowledge of the medical device business, his experience in manufacturing, biotechnology and regenerative medicine, and his in-depth operating experience as a senior executive of our company, and his service on other company boards.

Marc H. Hedrick, M.D. was appointed President of the Company in May 2004, and joined us as Chief Scientific Officer, Medical Director and Director in October 2002.  In December 2000, Dr. Hedrick co-founded and served as President and Chief Executive Officer and Director of StemSource, Inc., a company specializing in stem cell research and development, which was acquired by the Company in 2002.  He is a plastic surgeon and is a former Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (UCLA).  From 1998 until 2005, he directed the Laboratory of Regenerative Bioengineering and Repair for the Department of Surgery at UCLA.  Dr. Hedrick earned his M.D. degree from University of Texas Southwestern Medical School, Dallas and an M.B.A. from UCLA Anderson School of Management.  Dr. Hedrick’s qualifications to sit on our Board of Directors include his experience as a plastic surgeon and his academic posts relating to life sciences; his executive experience in stem cell research and development generally, and in his foundational knowledge, experience and contributions to the specific technology and operations of our company.

Richard J. Hawkins has served as a Director of the Company since December 2007.  In 1982, Mr. Hawkins founded Pharmaco, a clinical research organization (CRO) that merged with the predecessor of PPD-Pharmaco in 1991 and is one of the largest CROs in the world today.  In 1992, Mr. Hawkins co-founded Sensus Drug Development, which developed and received regulatory approval for SOMAVERT®, a growth hormone antagonist approved for the treatment of acromegaly, which is now marketed by Pfizer in both the United States and Europe, and he served as Chairman until 2000.  In 1994, Mr. Hawkins co-founded Corning Biopro, a contract protein manufacturing firm where he served on the Board until 2000.  In September 2003 Mr. Hawkins founded LabNow, Inc., a privately held company that develops lab-on-a-chip sensor technology, where he served as the Chairman and CEO until Oct 2009.  Mr. Hawkins has served on the Board of SciClone Pharmaceuticals, Inc. since October 2004.  He served on the Presidential Advisory Committee for the Center for Nano and Molecular Science and Technology at the University of Texas in Austin, and was inducted into the Hall of Honor for the College of Natural Sciences at the University of Texas.  Mr. Hawkins graduated cum laude with a B.S. in Biology from Ohio University.  Mr. Hawkins’s qualifications to sit on our Board of Directors include his executive experience working with life sciences companies, his extensive experience in pharmaceutical research and development, his knowledge, understanding and experience in the regulatory development and approval process and his service on other public company boards and committees.

Paul W. Hawran joined us as a Director in February 2005.  Mr. Hawran was Chief Financial Officer of Sequenom, Inc., a genetics company, from April 2007 to September 2009 and served on their Board of Directors from August 2006 to February 2007.  Mr. Hawran served as Chief Financial Officer of Neurocrine Biosciences, Inc. from 1993 through September 2006. During his years of service at Neurocrine he also held the titles of Vice President, Senior Vice President and Executive Vice President. From September 2006 through April 2007 he served as a Senior Advisor to Neurocrine. Mr. Hawran was employed by SmithKline Beecham (now Glaxo SmithKline) from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, he held various financial positions at Warner Communications (now Time Warner) involving corporate finance, financial planning and domestic and international budgeting and forecasting. Mr. Hawran earned a B.S. in finance from St. John's University and an M.S. in taxation from Seton Hall University. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.  Mr. Hawran’s qualifications to sit on our Board of Directors include his extensive experience in various strategic management, operational and financial positions in biotechnology and other companies, and his experience on public company boards and committees.

E. Carmack Holmes, M.D. joined the Company as Director in August 2003. Dr. Holmes served as the Surgeon-in-Chief of the University of California Los Angeles (UCLA) Medical Center and held the position of William P. Longmire, Jr. Professor and Chairman, Department of Surgery, UCLA School of Medicine, from 1994 to 2004. He joined UCLA in 1973 and has held professorial positions in the Divisions of Cardiothoracic Surgery and Surgical Oncology for over 30 years.   He served as Vice-Chairman for five years prior to holding the positions of Chairman and Surgeon-in-Chief.    He also founded and served as Director of the Wunderman Foundation Cell Growth Regulation Program.   Dr. Holmes is the recipient of numerous awards and grants and professional memberships including the American Surgical Association, the American College of Surgeons and the Association for Academic Surgeons. He has authored 250 medical publications throughout his career and has been an internationally invited lecturer for over 25 years. His surgical training was conducted at Johns Hopkins University and the National Cancer Institute at the National Institutes of Health (NIH). Dr. Holmes also served on the Board of Directors of StemSource, Inc. which was acquired by the Company in 2002. Dr. Holmes graduated from Duke University and holds an M.D. from the University of North Carolina Medical School.  Dr. Holmes’s qualifications to sit on our Board of Directors include his medical and academic experience at a prominent institution, his experience with stem cell research and his prominent status as a surgeon, author and international lecturer.

David M. Rickey has served as a Director of the Company since November 1999.  Mr. Rickey was President and Chief Executive Officer of Applied Micro Circuits Corporation (AMCC), which provides high-performance, high-bandwidth silicon solutions for optical networks, from February 1996 to March 2005.  Mr. Rickey served on the Board of Directors of AMCC from August 1996 to March 2005, and as its Chairman of the Board from August 2000 to March 2005. Mr. Rickey also served as a Director of AMI Semiconductor, Inc. from 2000 to 2006 and was a Director of Netlist, Inc from 2005 to 2008.  He holds a B.S. from Marietta College, a B.S. from Columbia University and an M.S. from Stanford University.  Mr. Rickey’s qualifications to sit on our Board of Directors include his extensive executive experience, and his service on other public company boards and committees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL #2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that we submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.  KPMG was our independent registered public accounting firm for the fiscal year ended December 31, 2009.  The selection of the independent registered public accounting firm is not required to be submitted for stockholder approval.  However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in the Company’s best interests.

Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Additional information concerning the Audit Committee and KPMG can be found in the “Audit Matters” section of this Proxy Statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

CORPORATE GOVERNANCE

The Board of Directors held nine meetings and action was taken via unanimous written consent four times during 2009.  The Audit Committee met four times and took action via unanimous written consent once; the Compensation Committee met two times and took action via unanimous written consent two times; the Governance and Nominating Committee met twice and took action via unanimous written consent one time; and the Special Pricing Committee met four times.

Each member of the Board of Directors attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees of the Board of Directors on which such member served, during the period of such member’s service.

Board Independence

The Board of Directors has determined that Messrs. Henriksen, Hawkins, Hawran, Rickey, and Dr. Holmes are “independent” under the rules of the Nasdaq Stock Market.  Under applicable SEC and the NASDAQ rules, the existence of certain “related person” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent.

Board of Directors Leadership Structure

Our bylaws and governance principles provide the Board of Directors with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer. Historically, these positions have been separate.  Our Board believes that the separation of these positions strengthens the independence of our Board and allows us to have a Chairman focused on the leadership of the Board while allowing our Chief Executive Officer to focus more of his time and energy on managing our operations.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategy and activity, not less than quarterly.  The reports cover the critical areas of operations, sales and marketing, development, regulatory and quality affairs, intellectual property, clinical development, legal and financial affairs.  The Board and its Committees (described below) consider these reports; discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.

Board Committees

The Board of Directors has standing Audit, Compensation, Executive, and Governance and Nominating Committees, and a Special Pricing Committee that is chartered from time to time (usually 3 month periods) to evaluate certain types of transactions (such as significant stock issuances).  All members of the Compensation Committee, Audit Committee, Special Pricing Committee and Governance and Nominating Committee are independent directors.

Compensation Committee.

The Compensation Committee consists of David M. Rickey (Chairman), Ronald D. Henriksen and Paul W. Hawran, each of whom is independent as defined by NASDAQ, a “Non-Employee Director” as defined by rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended, and an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee Chairman is responsible for setting the Committee’s calendar and meeting agenda.

The Compensation Committee is responsible for developing and implementing compensation programs for our executive officers and other employees, subject only to the discretion of the full Board.  More specifically, our Compensation Committee administers our Amended and Restated 1997 Stock Option and Stock Purchase Plan and 2004 Equity Incentive Plan, and our Executive Management Incentive Compensation Plan.  This Committee establishes the compensation and benefits for our Chief Executive Officer and other executive officers, and annually reviews the relationship between our performance and our compensation policies as well as assessing any risks associated with our compensation policies.    In addition, this Committee reviews and advises the Board concerning regional and industry-wide compensation practices and trends in order to assess the adequacy of our executive compensation programs.  The charter of the Compensation Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

The Compensation Committee has delegated to our CEO the authority to award stock option grants to non-executive employees from a pool of stock options set aside by the Committee from time to time.  Any grant made from such pool to a non-executive employee may not exceed 16,000 shares and all of the grants shall have an exercise price equal to 100% of our Common Stock’s fair market value on the grant date.  We have a written policy that addresses the dates on which it is appropriate to grant such options.  In addition, Mr. Calhoun:

•	Makes recommendations to the Committee regarding the base salary, bonus and stock option award levels for our other executive officers; and

•
Provides an annual recommendation to the Committee regarding overall Company performance objectives for the year and the individual performance objectives of each of our executive officers with respect to our Executive Management Incentive Compensation Plan, and reports to the Committee on the satisfaction of each such objective.

Mr. Calhoun attends some of the meetings of the Committee upon invitation, but does not participate in the executive sessions of the Committee.

Audit Committee.  During 2009, Mr. Hawran (chairman), Mr. Henriksen, Mr. Hawkins and Mr. Rickey were the members of our Audit Committee. Mr. Rickey resigned from the Committee in March 2010.  The Audit Committee is comprised solely of independent directors, as defined by NASDAQ.  The Audit Committee selects our auditors, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the auditors.  The Board of Directors has determined that Mr. Hawran is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K.  The charter of the Audit Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

Governance and Nominating Committee.  Mr. Henriksen (chairman), Mr. Hawkins, Mr. Hawran and Dr. Holmes are the members of our Governance and Nominating Committee.  The Governance and Nominating Committee is comprised solely of independent directors, as defined by NASDAQ.  The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board and its serving members, and recommends the structure, responsibility and composition of the committees of the Board.  The Committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board, and for evaluating and making recommendations to the Board with respect to the compensation of the non-employee directors of the Board.  The charter of the Governance and Nominating Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

Executive Committee.  Mr. Henriksen (chairman), and Mr. Calhoun are the members of our Executive  Committee.  The Executive Committee evaluates and approves or rejects corporate expenditures equal to or greater than $250,000 up to a single transaction maximum of $1,000,000, with certain additional budgetary guidelines.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Governance and Nominating Committee seeks candidates with a broad diversity of experience, skills, professions, and backgrounds.  The criteria include the candidate’s integrity, business acumen, commitment, reputation among our various constituencies and communities, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.  There are no other pre-established qualifications, qualities or skills at this time that any particular Director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.   The Committee seeks to insure that at least a majority of the directors are independent under NASDAQ rules, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Nominees.  The Governance and Nominating Committee is responsible for the consideration of any director candidates recommended by security holders, provided such nominations are made pursuant to the Company’s by-laws and applicable law.  The Committee does not have a specific protocol with regard to the consideration of any director candidates recommended by security holders, because no such candidates have ever been proposed.  However, any recommendations received from the security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.  Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted no later than the deadlines described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2010 Annual Meeting” below.

STOCKHOLDER COMMUNICATION WITH THE BOARD

The Board of Directors has appointed Paul W. Hawran as Chairman of the Audit Committee. In addition, he is a member of the Compensation Committee and the Governance and Nominating Committee, and is responsible for facilitating compliance with our Code of Business Conduct and Ethics. Stockholders and other parties interested in communicating directly with Mr. Hawran or with the non-management directors as a group may do so by writing to Paul W. Hawran, 3020 Callan Road, San Diego, CA  92121, USA.  If the communication so requests and Mr. Hawran determines that it is appropriate to do so, he will share the communication with the entire Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Rickey (Chair), Henriksen and Hawran, each of whom is an independent director, and none of whom is a current or former employee of the Company. During 2009, none of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.

CODE OF ETHICS

We have adopted a code of business conduct and ethics that applies to all officers and employees, including our principal executive officer, principal financial officer and controller. This code of business conduct and ethics has been posted on our website at www.cytoritx.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our Common Stock as of April 15, 2010 (or earlier date for information based on filings with the SEC) by (a) each person known to us to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director, (c) our Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.  A total of 44,799,580 shares of our common stock were issued and outstanding as of April 15, 2010.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options/Warrants Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

Olympus Corporation	4,013,043	680,000	4,693,043	10.3%
Shinjuku Monolith, 3-1 Nishi- Shinjuku 2-Chome, Shinjuku-ku, Tokyo 163-0914, Japan
Neil Gagnon (5)	2,386,164	698,423	3,084,587	6.8%
1370 Avenue of the Americas, Suite 2400, New York, NY 10019
Green Hospital Supply, Inc.	3,000,000	—	3,000,000	6.7%
3-20-8 Kasuga Suita-City Osaka 565-0853, Japan

Christopher J. Calhoun	168,100	1,032,290	1,200,392	2.6%
Marc H. Hedrick, MD	460,038	509,790	969,828	2.1%
Mark E. Saad	76,500	434,373	510,873	1.1%
Seijiro N. Shirahama	8,700	321,666	330,366	*
Douglas Arm, Ph.D.	—	135,520	135,520	*
David M. Rickey	195,921	116,666	312,587	*
Ronald D. Henriksen	52,092	309,334	361,426	*
E. Carmack Holmes, MD	18,401	191,666	210,067	*
Paul W. Hawran	50,610	141,666	192,276	*
Richard J. Hawkins	4,085	66,666	70,751	*
All executive officers and directors as a group (10)	1,034,447	3,221,137	4,255,584	8.9%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares as of April 15, 2010.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121.

(2)	Represents shares of outstanding common stock owned by the named parties as of April 15, 2010.

(3)
Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days of April 15, 2010 are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.

(5)
Information reported is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 12, 2010. According to the Schedule 13G, Mr. Gagnon has (i) sole power to vote or to direct the vote of 1,624,625 shares; (ii) shared power to vote or to direct the vote of 1,393,510 shares; (iii) sole power to dispose or to direct the disposition of 1,624,625 shares; and (iv) shared power to dispose or to direct the disposition of 1,459,962 shares.  Mr. Gagnon is the managing member and the principal owner of Gagnon Securities LLC. In its role as investment manager to certain funds (the “Funds”), Gagnon Securities LLC shares investment and/or voting power with Mr. Gagnon over certain securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of these securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Change of Control Agreements.  In October 2009, we entered into individual change of control agreements with Mr. Shirahama and Mr. Arm. These agreements are described below in the “Compensation Discussion & Analysis”.

Procedures for Approval of Related Person Transactions

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing and approving most material transactions with related persons.  However, in certain cases, transactions have been approved by the full Board of Directors, the Audit Committee, or some other committee consisting of all independent directors, as the case may be.  In general, transactions with holders of our securities covered by Item 403(a) of Regulation S-K will be reviewed and approved by our full Board of Directors, so long as none of our directors or executive officers or their family members have a material interest in such transaction.  Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.  This obligation is set forth in writing in our Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee Charter is available at www.cytoritx.com under Investor Relations – Corporate Governance.

To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest.  We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer or the Chairman of the Governance and Nominating Committee.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations which present an actual or perceived conflict between our interests and their own personal interests.   Exceptions are only permitted in the reasonable discretion of the Board of Directors or the Corporate Governance and Nominating Committee, consistent with the best interests of the Company.  In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock.  Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a).  Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such reports required to be filed during 2009 or prior fiscal years were filed on a timely basis, except in instances disclosed in our proxy statements for prior annual stockholders meetings.

EXECUTIVE OFFICERS

Biographical Information

The following table sets forth biographical information regarding our named executive officers as of April 30, 2010 (the ages shown are as of August 5, 2010).

Name	Age	Position(s)

Christopher J. Calhoun	44	Chief Executive Officer
Marc H. Hedrick, MD	47	President
Mark E. Saad	40	Chief Financial Officer
Seijiro N. Shirahama	56	President — Asia Pacific
Douglas Arm, Ph.D.	41	Sr. Vice President — Operations

See “Proposal No. 1 Election of Directors” for biographical information regarding Mr. Calhoun and Dr. Hedrick.

Mark E. Saad joined us as Chief Financial Officer in June 2004. Previously, Mr. Saad served as Chief Operating Officer of UBS, Healthcare Investment Banking, New York, where he was responsible for global investment banking operations. Upon joining UBS in 1999, Mr. Saad served as Director/Executive Director covering life sciences sectors - biotechnology and medical devices.  Prior to joining UBS, he held the position of Financial Analyst/Associate with Salomon, Smith Barney, Healthcare Investment Banking, New York, where he managed public and private transactions. Mr. Saad holds a B.A. from Villanova University, Philadelphia, PA.

Seijiro N. Shirahama was appointed President – Asia Pacific in November 2007.  He had served as Senior Vice President – Asia Pacific since November 2006, and as Vice President – Asia Pacific, from September 2002 to November 2006. Prior to that, from May 1999 to August 2002, he was President of Touchmetrics K.K., a diagnostic ultrasound firm. He held executive positions with Bristol-Myers Squibb K.K. from April 1997 to October 1998, and from March 1995 until March 1997, was the General Manager for Baxter Biotech Group in Tokyo, Japan. Mr. Shirahama holds a B.A. from Kanagawa University in Yokohama, Japan and an M.A. from the University of San Francisco.

Douglas Arm, PhD was appointed Sr. Vice President, Operations in April 2009, and previously served as Vice President of Development – Regenerative Cell Technology since February 2005. Prior to joining us, Dr. Arm spent more than eight years at Interpore Cross International, the last several years as Director of Biologics Research. Before joining Interpore, he completed a post-doctoral fellowship with Dr. Arnold Caplan at the Skeletal Research Center at Case Western Reserve University, examining various aspects of mesenchymal stem cells. Dr. Arm earned his B.S. in Biomedical Engineering from Johns Hopkins University, followed by his Ph.D. in Bioengineering from the University of Washington.

Compensation Discussion and Analysis

Compensation Philosophy for the Named Executive Officers

The Compensation Committee of the Board of Directors is responsible for discharging the responsibilities of our Board of Directors relating to the compensation of our executive officers and establishing our compensation philosophy, programs and objectives.  The Compensation Committee has set the following objectives for our compensation programs:

•	Attract and retain key talent – remain competitive while attracting and retaining the executive talent required to successfully implement our business strategy; and

•
Motivate our executives to deliver outstanding performance and meet or exceed general and specific business, operational and individual, functional objectives; and align the financial interests of our executives with those of our stockholders – place a significant amount of total direct compensation “at risk” dependent upon performance of the Company.  Thus a large portion of the executive compensation is tied directly to the long-term and short-term performance goals of the Company and the value it creates for our stockholders.

2009 Executive Compensation

In determining compensation, the Compensation Committee considers compensation paid by public companies in our defined peer group, compensation data from Radford Global Life Sciences Survey, recommendations from our CEO (other than for his own salary) and, from time to time, the services of outside compensation consultants. The Committee utilizes several components of compensation (described below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any inappropriate short-sighted risk-taking behavior.

In October of 2008 the Committee evaluated the total compensation package for our executive officers for 2009 fiscal year.  The Committee decided against retaining the services of an outside compensation consultant. The Committee identified a peer group of public companies similar in size to us, which we defined as having a market capitalization of $15 - $550 million, and in our industry, which we defined as stem cell or cell therapy companies traded on NASDAQ or the American Stock Exchange.  The group consisted of Aastrom Biosciences; Athersys, Inc.; GenVec, Inc.; Geron; Isolagen; Osiris Therapeutics, StemCells, Inc. and Thermogenesis.  The Committee also compared our executives’ compensation to benchmark data of base salary and target annual bonus in the 2008 Radford Global Life Sciences Survey.  The Committee did not set a specific target or specific compensation based on this data, but also considered management’s input regarding the individual performance of the executives and their compensation history.  This process affected our determinations regarding base salaries, annual incentive bonuses, and long-term equity compensation as described below.

Base Salary

The Compensation Committee establishes our executives’ base salary based upon the process of benchmarking and management’s input, as described above, as well as upon a desire to maintain internal equity among our executives, management group and other non-executive employees, our budgetary guidelines and external economic and labor market conditions. During this process in October of 2008 the Committee was informed by Mr. Calhoun of his recommendation that the Committee freeze all 2009 salaries (on a company wide basis) at the 2008 level as a protective measure with respect to the liquidity position of the Company.    The Committee reviewed the overall economic conditions in the United States and countries abroad, as well as a number of plans for the Company to respond to the extraordinary financial situation facing the Company.  The Committee ultimately made the determination to freeze base salaries at the 2008 level.

By October 2009, the Compensation Committee determined that the Company’s financial position had improved significantly and that it was appropriate for the Committee to undertake its annual review of our executive’s base salaries and target bonuses for 2010.   The Committee benchmarked each executive’s base salary and target bonus to the same positions in the 2009 Radford Global Life Sciences Survey, generally targeting the 50th percentile.  The Committee also reviewed the executive’s performance in relation to the 2009 Executive Management Incentive Compensation Plan (see further discussion below) and the salary history for each of the executives.  The Committee noted that Mr. Calhoun, Dr. Hedrick and Mr. Saad had not had a salary increase since the fall of 2006.  Based upon this review the Committee adjusted the base salary of the executives as follows:  Mr. Calhoun was increased from $420,000 to $436,000; Dr. Hedrick was increased from $365,000 to $379,600; Mr. Saad was increased from $350,000 to $364,000; and Mr. Shirahama was increased from $260,000 to $275,600.  Dr. Arm’s salary had been increased to $275,000 upon his promotion to Senior Vice President of Operations earlier in the month.

Executive Management Incentive Compensation Plan

Our Compensation Committee adopted the Cytori Therapeutics Executive Management Incentive Compensation Plan (EMIC) to increase the performance-based component of our executives’ compensation by linking their bonus payments to achievement of shorter-term performance goals.  Target bonuses are reviewed annually and established as a percentage of the executive’s base salary, generally based upon seniority of the officer and targeted at or near the median of the peer group and survey data described above. Each year the Committee establishes corporate and individual objectives and respective target percentages, taking into account recommendations from Mr. Calhoun as it relates to executive positions other than CEO.  Objectives for Mr. Calhoun are set by the Committee to align with the overall corporate objectives.  After fiscal year-end Mr. Calhoun provides the Committee with a written evaluation showing actual performance as compared to the objectives, and the Committee uses that information to determine what percentage of each executive’s bonus target will be paid out as a bonus for that year.   Overall, we attempt to set the corporate and individual functional goals to be highly challenging yet attainable.  Our corporate financial objectives are intended to be more difficult to achieve than our actual expected results, such that their attainment would require exceptional performance and dedication from our management team.

As a result of the extreme financial market instability and the resulting challenging fiscal circumstances for the Company, and based on the recommendation of our executive management team, the Board of Directors determined in its January 2009 session that it was in the best interests of the corporation to terminate the 2008 EMIC Plan and not to pay any bonuses thereunder for the executive officers which ordinarily would have been awarded at that meeting. The Board also suspended the 2009 EMIC Plan until such time as the Committee was able to determine that financial conditions have become adequately stabilized.   However, the Committee directed Mr. Calhoun to prepare the 2009 EMIC Plan for their consideration in the event the financial circumstances of the Company warranted re-activation of the Plan.  By the fall of 2009, the Committee determined that the financial situation of the Company had not only stabilized, but had improved, and the Committee formally approved the 2009 EMIC Plan in their October meeting.

For 2009, the general Company objectives were determined by the Committee to weight as a possible maximum of 50% of the overall target bonus amounts, and those objectives were determined to be:

o	Financial, Business Development and Legal Objectives
o	Strengthen the balance sheet by raising capital of more than target amount
o	Reduce monthly cash expenses to target level or less by the 2nd half of 2009
o	Manage equity performance in line with NASDAQ Biotech Index and peer group

o	Commercial and Operational Objectives
o	Achieve specified revenue target
o	Expand distribution network in European Union
o	Establish distribution partner for StemSource in North America

o	Clinical and Regulatory Objectives
o	Complete enrollment for the PRECISE and APOLLO cardiac clinical trials
o	Complete enrollment for Restore II clinical trial
o	Achieve expanded product claims in EU / File 510(k) application for PureGraft in US with FDA
o	File device application in Japan
o	Complete Request for Designation process with FDA and file follow-on 510(k) application

o	Research & Development and Manufacturing Objectives
o	Achieve improved manufacturing efficiency that results in lower cost of goods sold and scale up to meet sales growth
o	Develop and complete PureGraft products for US & European Union regulatory submission
o	Continue to improve key variables of price, volume and time
o	Develop and test next generation prototype

The individual executives’ objectives expanded upon their particular function in the overall Company objectives and were also weighted as 50% of the target bonus amount.  Reflecting the executives’ overall responsibility for corporate performance, Mr. Calhoun’s individual objectives were the same as the overall Company objectives.

The 2009 target bonus as a percentage of annual base salary remained at 50% for Mr. Calhoun; 40% for Dr. Hedrick; 35% for Mr. Saad and 25% for Mr. Shirahama and Dr. Arm.

Dr. Hedrick’s overall objectives included:

o	Achieve safety and enrollment goals in APOLLO, PRECISE and Restore II
o	Achieve effective management of key clinical and scientific contributors and clinical data transmission.
o	Achieve target in product-related revenues
o	Expand distribution network in EU/Asia for Celution and PureGraft
o	Establish distribution strategy in US for StemSource and PureGraft
o	Manage growth in world-wide sales, marketing and sales support.

Mr. Saad’s overall objectives included:

o	Raise at least targeted amount in capital
o	Reduce monthly cash expense to target level or less by 2nd half of 2009
o	Increase institutional ownership in the Company
o	Ensure adherence to corporate budget
o	Ensure timely and accurate financial reporting

Mr. Shirahama’s overall objectives included:

o	Achieve sales targets in Japan for Celution and StemSource
o	Achieve first installation of StemSource bank in Japan
o	Advance therapeutic partnerships for Japan
o	Monitor investigator-initiated studies and assist in regulatory filings
o	Manage GHS, Olympus and Senko relationships
o	Launch SurgiWrap in Japan
o	Manage Japan operations to budget

Dr. Arm’s overall objectives included:

o	Complete all Celution 800 and ancillary product development on time and on budget
o	Develop innovative improvements to Celution and improve price, volume and time
o	Develop PureGraft product for release to regulatory and manufacturing
o	Develop next generation Celution device improving price, volume and time
o	Manage and strengthen Oympus development and operational relationships
o	Continuously improve in-house manufacturing capabilities and processes

The Compensation Committee, in its February 2010 meeting, evaluated our progress in 2009 as compared to overall Company objectives in the 2009 EMIC Plan.  The Committee determined that we had accomplished 80% of our overall objectives.  The Committee then evaluated the progress of each executive officer towards their own functional objectives and the results are tabulated in the table below:

Officer and Position	Target Bonus as a % of Salary	% of Target Bonus Awarded	Bonus Awarded as a % of Salary	Amount of 2009 Bonus Paid in 2010

Christopher J. Calhoun, Chief Executive Officer	50%	80%	40%	$174,720
Marc H. Hedrick, President	40%	75%	30%	$113,880
Mark Saad, Chief Financial Officer	35%	87%	30%	$110,838
Seijiro N. Shirahama, President – Asia Pacific	25%	71%	18%	$48,919
Douglas Arm, Sr. Vice President – Operations	25%	85%	21%	$58,438

Long-Term Equity Compensation

We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders and to reward the executives’ longer-term performance.  The Committee determines individual option grant awards based on its judgment as to whether the complete compensation packages to our executives, including prior equity awards, are sufficient to retain and incentivize the executives and whether the grants balance long-term vs. short-term compensation.    The Committee also considered our overall performance as well as the individual performance of each named executive officer , or NEO, and the potential dilutive and overhang effect of the option grant awards as well as recommendations from Mr. Calhoun (other than with respect to his own option grants).

Our customary practice is to grant stock options to the executives at the regularly-scheduled Compensation Committee meeting in the first quarter of the year, or as new-hires are made or promotions granted.  All stock options are granted with an exercise price equal to 100% of grant-date common stock fair market value.  The Compensation Committee meeting dates are not related to dates for release of Company information.

After the annual review in January 2009, the Compensation Committee granted 100,000 stock options to Mr. Calhoun; 75,000 to Dr. Hedrick; 70,000 Mr. Saad; 65,000 to Mr. Shirahama, and 35,000 to Dr. Arm.  These grants represent an increase over 2008 grants, in part due to the elimination of bonuses for 2008, and also reflecting our increased focus on performance-based compensation.  You can find more information regarding these grants by referring to our Grants of Plan-Based Awards table on page 23.

Personal Benefits and Perquisites

All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts, and 401(k). These plans are available to all full-time employees.  In keeping with our philosophy to provide total compensation that is competitive within in our industry we do offer limited personal benefits and perquisites to executive officers that include supplemental long-term disability insurance.  We also provide a supplemental life insurance policy for Mr. Calhoun.  You can find more information on the amounts paid for these perquisites in our Summary Compensation Table on page 22.

Company Acquisition / Post-Termination Compensation

The Company has entered into individual change of control agreements (the “CIC Agreements”) with Mr. Calhoun, Dr. Hedrick, Mr. Saad, Mr. Shirahama and Dr. Arm.  The CIC Agreements will provide for certain severance benefits to be paid to each of these executives in the event of his involuntary termination without cause, or due to the executive’s resignation for good reason (including the Company’s material breach of its obligations, material reduction in duties, responsibilities, compensation or benefits, or relocation by more than 30 miles without prior consent), provided such termination or resignation occurs in connection with an acquisition of the Company.  Upon such termination or resignation in the event of an acquisition, Mr. Calhoun would receive a lump sum payment of 18 times his monthly base salary, and 18 times his monthly COBRA payments, and Dr. Hedrick, Mr. Saad, Mr. Shirahama and Dr. Arm would each receive a lump sum payment of 12 times their monthly base salary, and 12 times their monthly COBRA payments.  Notwithstanding the foregoing, these executives’ employment may be terminated for cause (including extended disability, repudiation of the CIC Agreement, conviction of a plea of no contest to certain crimes or misdemeanors, negligence that materially harms the company, failure to perform material duties without cure, drug or alcohol use that materially interferes with performance, and chronic unpermitted absence) without triggering an obligation for the Company to pay severance benefits under the CIC Agreements.

In addition, under the CIC Agreements, any unvested stock options granted to each of the above named executives would vest in full upon (1) the date of the executive’s termination under the circumstances described above following entry into an acquisition agreement (subject to the actual consummation of the acquisition) or (2) consummation of an acquisition.

In all events, each executive’s entitlement to the benefits described above is expressly conditioned upon his execution and delivery to the Company of a CIC Agreement and General Release of claims, in the form to be attached to the CIC Agreement.

The executives may voluntarily terminate their employment with the Company at any time. If they voluntarily terminate their employment, they will receive payment for any earned and unpaid base salary as of the date of such termination; accrued but unused vacation time; and benefits they are entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the termination date.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by the NEOs.

(a)	(b)	(c)		(d)	(e)	(f)		(g)		(h)	(i)			(j)
Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards	Option Awards(2)		Non- Equity Incentive Plan Comp. (3)		Change in Pension Value and NQ Deferred Comp.	All Other Comp- ensation			Total

Christopher J. Calhoun, Chief Executive Officer (PEO)	2009 2008 2007	$ $ $	422,810 420,012 420,012	— — —	— — —	$ $ $	269,760 231,693 267,253	$ $	174,720 — 172,200	— — —	$ $	— 14,821 10,501	(5) (4) (4)	$ $ $	867,290 666,526 869,966
Marc H. Hedrick, President	2009 2008 2007	$ $ $	367,444 384,478 372,312	— — —	— — —	$ $ $	202,320 163,548 190,895	$ $	113,880 — 124,100	— — —	$	— 116,985 —	(5) (6) (5)	$ $ $	683,644 665,011 687,307
Mark E. Saad, Chief Financial Officer (PFO)	2009 2008 2007	$ $ $	352,346 350,015 350,015	— — —	— — —	$ $ $	188,832 149,919 190,895	$ $	110,838 — 99,225	— — —		— — —	(5) (5) (5)	$ $ $	652,016 499,934 640,135
Seijiro N. Shirahama, President – Asia Pacific	2009 2008 2007	$ $ $	260,000 260,000 239,167	— — —	— — —	$ $ $	175,344 149,919 194,577	$ $	48,919 — 55,250	— — —		— — —	(5) (5) (5)	$ $ $	484,263 409,919 488.994
Douglass Arm, Ph.D., Sr. Vice President - Operations	2009 2008 2007	$ $ $	237,119 225,004 220,834	— — —	— — —	$ $ $	120,419 54,516 76,358	$ $	58,438 — 39,150	— — —		— — —	(5) (5) (8)	$ $ $	415,976 279,250 336,342

(1)
Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEOs.  We did not provide such bonuses in the fiscal years presented; therefore nothing is reflected in this column. Cash bonuses paid under our EMIC Plan are disclosed in column (g).

(2)	This column represents the dollar amount of the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718.

(3)
The amounts in column (g) reflect the cash awards under our  EMIC Plan, which is discussed in further detail in the CD&A under the heading “2009 NEO Compensation – Executive Management Incentive Compensation Plan.”

(4)
All Other Compensation for Mr. Calhoun for 2008 includes supplemental long-term disability insurance premiums ($9,591) and supplemental term life insurance premiums ($3,230), and a tax preparation fee allowance ($2,000).  All Other Compensation for Mr. Calhoun for 2007 includes supplemental long-term disability insurance premiums ($4,058), supplemental term life insurance premiums ($3,494), a tax preparation fee allowance ($2,000), and airfare for Mr. Calhoun’s spouse to attend the Company’s offsite management conference ($949).

(5)	Dollar value of the Named Executive Officer’s perquisites and other personal benefits was less than $10,000 for the year reported.

(6)
All Other Compensation for Dr. Hedrick for 2008 includes supplemental long-term disability insurance premiums ($9,035), a tax preparation fee allowance ($2,000), and foreign relocation reimbursement for temporary housing ($51,000), automobile cost reimbursement and personal and family travel expenses ($54,950).

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2009:

(a)	(b)		(c-e	)			(f-h	)		(i)	(j)	(k)		(l)		(m)

		Potential 2009 Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards:	All Other Option Awards:	Exercise or				Full Grant Date Fair
Named Officers	Grant Date	Thre-shold ($)	Target ($)		Maxi-mum ($)	Thresh-old (#)	Target (#)		Maxi- mum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Sh)		Market Price on Date of Grant ($/Sh)		Value of Stock and Option wards ($)(1)

Christopher J. Calhoun, Chief Executive Officer	1/29/2009	–	$218,400		–	–	–		–	–	100,000		$4.80		$4.80		$269,760
Marc H. Hedrick, President	1/29/2009	–	$151,840		–	–	–		–	–	75,000		$4.80		$4.80		$202,320
Mark E. Saad, Chief Financial Officer	1/29/2009	–	$127,400		–	–	–		–	–	70,000		$4.80		$4.80		$188,832
Seijiro N. Shirahama, President – Asia Pacific	1/29/2009	–	$68,900		–	–	–		–	–	65,000		$4.80		$4.80		$175,344
Douglas Arm, Sr. Vice President – Operations	1/29/2009 4/30/2009	–	$68,750		–	–	–		–	–	35,000 25,000	$ $	4.80 1.79	$ $	4.80 1.79	$ $	94,416 26,003

(1)
Computed in accordance with FASB ASC Topic 718. See note 16 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 12, 2010 regarding assumptions underlying valuation of equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The stock options granted to the NEOs during 2009 have an exercise price of $4.80 and $1.79, which was the closing sale price of the Company’s common stock on NASDAQ on the date of grant.   The option awards have a contractual term of ten years and vest in equal monthly installments over a period of four years, subject to the NEO’s continued service to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2009.  All of such awards are stock options.

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)	(k)

	Option Awards							Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Ex- piration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher J. Calhoun, Chief Executive Officer	1/3/2001 2/8/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009	200,000 205,000 200,000 75,0001 00,000 97,915 49,583 40,729 22,916	— — — — — 2,085 20,417 44,271 77,084	— — — — — — — — —	$ $ $ $ $ $ $ $ $	7.06 3.09 4.40 4.16 3.12 7.04 5.44 5.14 4.80	1/3/2011 2/8/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —
Marc H. Hedrick, President	11/14/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009	150,000 25,000 50,000 70,000 68,541 35,416 28,750 17,187	— — — — 1,459 14,584 31,250 57,813	— — — — — — — —	$ $ $ $ $ $ $ $	4.15 $4.40 $4.16 $3.12 $7.04 $5.44 $5.14 $4.80	11/14/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019	— — — — — — — —	— — — — — — — —	— — — — — — — —	— — — — — — — —

Mark E. Saad, Chief Financial Officer	6/21/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009	190,000 70,000 68,541 35,416 26,354 16,041	— — 1,459 14,584 28,646 53,959	— — — — — —	$ $ $ $ $ $	4.12 3.12 7.04 5.44 5.14 4.80	6/21/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019	— — — — — —	— — — — — —	— — — — — —	— — — — — —

Seijiro N. Shirahama, President – Asia Pacific	10/28/2002 6/2/2004 2/2/2005 12/8/2005 1/24/2006 2/26/2007 11/15/2007 1/31/2008 1/29/2009	75,000 25,000 35,000 50,000 34,270 21,250 13,021 26,354 14,896	— — — — 730 8,750 11,979 28,646 50,104	— — — — — — — — —	$ $ $ $ $ $ $ $ $	4.14 4.16 3.12 6.86 7.04 5.44 5.35 5.14 4.80	10/28/2012 6/2/2014 2/2/2015 12/8/2015 1/24/2016 2/26/2017 11/15/2017 1/31/2018 1/29/2019	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

Doug Arm, Sr. Vice President - Operations	2/15/2005 1/24/2006 2/26/2007 1/31/2008 1/29.2009 4/30/2009	50,000 34,270 14,166 9,583 8,021 4,167	— 730 5,834 10,417 26,979 20,833	— — — — — —	$ $ $ $ $ $	3.13 7.04 5.44 5.14 4.80 1.79	2/15/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019 4/30/2019	— — — — — —	— — — — — —	— — — — — —	— — — — — —

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)
Generally, awards issued under the 1997 or 2004 plans are subject to four-year vesting, and have a contractual term of 10 years.  Awards presented in this table contain one of the following two vesting provisions:

•	25% of a granted award vests after one year of service, while an additional 1/48 of the award vests at the end of each month thereafter for 36 months, or

•	1/48 of the award vests at the end of each month over a four-year period.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2009:

(a)	(b)		(c)	(d)	(e)

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher J. Calhoun, Chief Executive Officer	31,250	(1)	$169,375	—	—
Marc H. Hedrick, President	—		—	—	—
Mark E. Saad, Chief Financial Officer	—		—	—	—
Seijiro N. Shirahama, President – Asia Pacific	—		—	—	—
Douglas Arm, Sr. Vice President – Operations	—		—	—	—

(1) Represents a net exercise with 31,250 shares surrendered in partial payment of the exercise price of the 62,500 options exercised.

Pension Benefits

We did not have a pension plan nor did we provide pension benefits to our ’NEO's (or any other employees) during fiscal 2009.

Nonqualified Deferred Compensation

We did not permit compensation deferral by our NEO’s (or any other employees) during fiscal 2009.

Potential Payments Upon Termination or Change In Control

On January 31, 2008, we entered into individual change of control agreements (the “Agreements”) with Mr. Calhoun, Dr. Hedrick, and Mr. Saad (filed as Exhibits 10.52, 10.53, and 10.54 to our Annual Report on Form 10-K, as filed with the SEC on March 14, 2008).  On October 29, 2009 we entered into individual change of control agreements with Mr. Shirahama and Dr. Arm.  The terms of the Agreements are described in detail in the section above titled, Compensation Discussion & Analysis - Company Acquisition / Post-Termination Compensation.

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Calhoun, our CEO:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$655,200

Benefits
COBRA Premiums	—	$31,428

Long-Term Incentives
Value of Accelerated Stock Options(5)	$156,185	$156,185

TOTAL VALUE	$156,815	$842,813

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Hedrick, our President:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$379,600

Benefits
COBRA Premiums	—	$20,952

Long-Term Incentives
Value of Accelerated Stock Options(5)	$114,782	$114,782

TOTAL VALUE	$114,782	$515.334

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Saad, our CFO:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$364,000

Benefits
COBRA Premiums	—	$20,952

Long-Term Incentives
Value of Accelerated Stock Options(5)	$107,272	$107,272

TOTAL VALUE	$107,272	$492,224

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Shirahama, our President – Asia Pacific.

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$275,600

Benefits
COBRA Premiums	—	$20,952

Long-Term Incentives
Value of Accelerated Stock Options(5)	$82,410	$82,410

TOTAL VALUE	$82,410	$378,962

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Arm, our Senior Vice President – Operations.

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$275,000

Benefits
COBRA Premiums	—	$20,952

Long-Term Incentives
Value of Accelerated Stock Options(5)	$138,714	$138,714

TOTAL VALUE	$138,714	$434,666

(1)	Assumes a triggering event occurred on December 31, 2009.

(2)	Based on the occurrence of an acquisition of the Company, provided that the executive is at that time still in the service of the Company.

(3)
Based on the occurrence of either actual or constructive termination without good cause in the context of an acquisition of the Company as described in detail in the section above titled, Company Acquisition/Post-Termination Compensation.

(4)
Based on the executive’s annual base salary on December 31, 2009, which was $436,800 for Mr. Calhoun; $379,600 for Dr. Hedrick; $364,000 for Mr. Saad, $275,600 for Mr. Shirahama and $275,000 for Dr. Arm.

(5)
Based on the difference between the aggregate exercise price of all accelerated in-the-money stock options and the aggregate market value of the underlying shares, calculated based on the per-share closing market price of our common stock on December 31, 2009, $6.10.

Director Compensation

The following table summarizes director compensation during fiscal year 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Director Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(2) ($)	Option Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ronald D. Henriksen, Chairman	$57,925	$9,600	$67,440	–	–	–	$134,965
Richard J. Hawkins	$34,300	$5,624	$53,952	–	–	–	$110,265
Paul W. Hawran	$47,300	$7,726	$53,952	–	–	–	$108,978
E. Carmack Holmes, MD	$26,100	$4,425	$53,952	–	–	–	$84,477
David M. Rickey	$43,175	$7,350	$53,952	–	–	–	$104.477

(1)
Mr. Calhoun and Dr. Hedrick are not included in this table as they are employees of the Company and receive no extra compensation for their services as a Director. The compensation received by Mr. Calhoun and Dr. Hedrick as employees of the Company is shown in the Summary Compensation Table and the three stock-option-related tables above.

(2)
In fiscal 2009, each non-employee director’s compensation included a $5,000 quarterly retainer, a fee of $2,000 per quarterly meeting attended, and a fee of $2,000 per special meeting attended in person.  Attendance of telephonic meetings was compensated at $500 per meeting.  Compensation Committee members received $2,000 per meeting attended, Governance and Nominating Committee members received $2,000 per meeting attended, Audit Committee members received $2,000 per meeting attended, and Special Pricing Committee members received $500 per meeting attended. The Chairman of the Board received an additional annual stipend of $15,000, the Chairman of the Audit Committee received an additional annual stipend of $10,000, and the Chairmen of the Compensation Committee and the Governance and Nominating Committee each received an additional annual stipend of $7,500.  This compensation was paid partially in cash (see column (b) above) and partially in stock awards (see column (c) above).  Column (c) represents the intrinsic or fair market value of the stock on the date of the award.

(3)
Column (d) represents the grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the 2009 grants, refer to note 16 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 12, 2010

(4)
As of December 31, 2009, the following directors held options to purchase the respective number of shares of our common stock: Richard J. Hawkins 70,000; Paul W. Hawran 145,000; Ronald D. Henriksen 275,000; E. Carmack Holmes 215,000; David M. Rickey 130,000.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Base Awards Table

The stock options granted to the non-employee directors during 2009 have an exercise price of $4.80, which was the closing sale price of the Company’s common stock on NASDAQ on the date of grant.   The option awards have a contractual term of 10 years and vest in equal monthly installments over a period of two years, subject to the director’s continued service to the Company.

Equity Compensation Paid to Directors for Fiscal Year 2009

(a)	(b)	(c)	(d)		(e)	(f)		(g)

Director Name	Grant Date	Option Awards (#)	Grant Date Fair Value of Option Awards ($)		Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)		Total Value of Equity Awards for 2009 ($)

Ronald D. Henriksen	1/29/2009	25,000	$67,440	(1)	5,363	$9,600	(2)	$77,040
Richard J. Hawkins	1/29/2009	20,000	$53,952	(1)	3,142	$5,624	(2)	$59,576
Paul W. Hawran	1/29/2009	20,000	$53,952	(1)	4,316	$7,726	(2)	$61,678
E. Carmack Holmes, MD	1/29/2009	20,000	$53,952	(1)	2,472	$4,425	(2)	$58,377
David M. Rickey	1/29/2009	20,000	$53,952	(1)	4,106	$7,350	(2)	$31,302

(1)	The grant date fair value of the option award granted was $2.70 per share.

(2)	The grant date fair value of the restricted stock awarded was $1.79 per share.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2009, relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	3,259,562	$4.62	—
Equity compensation plans not approved by security holders(2)	3,004,314	$5.08	1,863,606
Total	6,263,876	$4.84	1,863,606

(1)	The 1997 Stock Option and Stock Purchase Plan expired on October 22, 2007.

(2)
The maximum number of shares shall be cumulatively increased on the first January 1 after the Effective Date, August 24, 2004, and each January 1 thereafter for 9 more years, by a number of shares equal to the lesser of (a) 2% of the number of shares issued and outstanding on the immediately preceding December 31, and (b) a number of shares set by the Board.

On August 24, 2004, the 2004 Equity Incentive Plan of MacroPore Biosurgery, Inc. (the “Plan”) became effective upon approval by our Board of Directors.  (MacroPore Biosurgery, Inc. is our former corporate name.)  The Plan is designed to provide our employees, directors and consultants the opportunity to purchase our common stock through non-qualified stock options, stock appreciation rights, restricted stock units, or restricted stock and cash awards.  The Compensation Committee of the Board administers the Plan and determines the number of shares underlying each award, the vesting of such shares and other important terms of awards pursuant to the terms of the Plan.  Awards may be granted under the Plan over a ten-year period and the Board has initially reserved 3,000,000 shares of common stock for issuance under the Plan.  The maximum number of shares reserved for issuance under the Plan may be cumulatively increased (subject to Board discretion) on an annual basis beginning January 1, 2005, as provided in the footnote to the Equity Compensation Plan Information table.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee provided the following statement:

“The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the annual meeting proxy statement on Schedule 14A.

Respectfully submitted,
Compensation Committee of the Board of Directors
David M. Rickey, Chair
Paul W. Hawran
Ronald D. Henriksen

  April 30, 2010”

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the following Audit Committee Report and the Comparative Stock Performance Graph shall not be incorporated by reference into any such filings.

AUDIT MATTERS

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements.  The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s registered public accounting firm.  Each of the members of the Audit Committee meets the independence requirements of NASDAQ.

Management has primary responsibility for the system of internal controls over financial reporting, disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee provided the following report:

“The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2009 with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).  The Audit Committee has discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors their independence, and concluded that the non-audit services performed by KPMG are compatible with maintaining their independence.  KPMG advised the audit committee that KPMG was and continues to be independent accountants with respect to the Company.

Based upon the Audit Committee’s review and discussions as noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors
Paul W. Hawran, Chair
Richard J. Hawkins
Ronald D. Henriksen

April 30, 2010”

Principal Accountant Fees and Services

The Audit Committee has appointed KMPG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services.  No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years ended December 31, 2009 and 2008.

	2009	2008
Audit fees (1)	$471,128	$684,152
Audit related fees (2)	80,650	—
Tax Fees (3)	—	—
All other fees (4)	—	—
Total	$551,778	$684,152

(1) (1)
Audit fees consist of fees for professional services performed by KPMG LLP for the integrated audit of our annual financial statements (and internal control over financial reporting) included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) (2)
Audit related fees consist of fees for assurance and related services performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements.  No such fees were incurred in 2008.

(3) (3)	Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning. No such fees were incurred in 2009 or 2008.
(4) (4)	All other fees consist of fees for other permissible work performed by KPMG LLP that does not meet with the above category descriptions. No such fees were incurred in 2009 or 2008.

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows how (assuming reinvestment of all dividends) an initial investment of $100 in our common stock would have compared to an equal investment in the Nasdaq Composite Index and the Amex Biotechnology Index during the period from December 31, 2004, through December 31, 2009. The performance shown is not necessarily indicative of future price performance.

OTHER MATTERS

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.  This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.  However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at:  (858) 458-0900.  The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household.  If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Stockholder Proposals for the 2011 Meeting

Stockholders are hereby notified that, if they intend to submit proposals for inclusion in our Proxy Statement and proxy for our 2011 Annual Meeting of stockholders, such proposals must be received by us no later than March 4, 2011 and must otherwise be in compliance with applicable SEC regulations. If our annual meeting date is substantially earlier or later in 2011than in 2010, we have the right to change this deadline and give notice of the new deadline in a report filed with the SEC.

MISCELLANEOUS

Our Board of Directors knows of no other business to be presented at our Annual Meeting.  If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1. Election of Directors
    Nominees

01	Ronald D. Henriksen	02 Christopher J. Calhoun	03 Marc H. Hedrick, MD	04 Richard J. Hawkins	05 Paul W. Hawran
06	E. Carmack Holmes, MD	07 David M. Rickey

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cytori for the fiscal year ending December 31, 2010.	☐	☐	☐

NOTE: By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date:	Signature (Joint Owners)	Date:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

CYTORI THERAPEUTICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
ON AUGUST 5, 2010

The undersigned hereby appoints Christopher J. Calhoun and Marc H. Hedrick, MD, or either of them, as proxy holders each with full power of substitution, to appear on behalf and to vote all shares of common stock of Cytori Therapeutics, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on August 5, 2010, and at any postponement thereof.

When properly executed, this proxy will be voted as directed. If properly executed and no instructions are specified, this proxy will be voted FOR the election of the listed Nominees as Directors and FOR the ratification of the selection of KPMG LLP to function as the Company's Independent Registered Public Accounting firm.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Diector's recommendations.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

Continued and to be signed on reverse side